Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 13, 2003
(Date of earliest event reported)

PIONEER-STANDARD ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Ohio	(000-5734)	34-0907152

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 720-8500

Item 5. Other Events

On February 28, 2003, Pioneer-Standard Electronics, Inc. (“Pioneer-Standard” or “the Company”) completed the sale of substantially all of the assets and liabilities of its Industrial Electronics Division (“IED”) to Arrow Electronics, Inc. As a result of this sale, the Company restated its historical financial statements to include IED as a discontinued operation. The restated Statements of Operations for each of the years in the three year period ended March 31, 2003 and for all the quarters in the two year period ended March 31, 2003 are furnished with this Current Report on Form 8-K as Exhibits 99.2 through 99.6.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     For a list of exhibits see Exhibit Index on page 3 of this Form 8-K.

Item 9. Regulation FD Disclosure

On May 13, 2003, the Company issued a press release announcing its fourth quarter and year ended March 31, 2003 results, which provided detail not included in previously issued reports. A copy of this news release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be provided under “Item 12. Disclosure of Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

On May 13, 2003, as previously announced, the Company held a conference call regarding its financial results for the fourth quarter ended March 31, 2003. An audio recording of the conference call can be accessed on the Company’s website at www.pios.com.

The information provided pursuant to Item 5 above is incorporated by reference into this Item 9 and is intended to be provided under “Item 12. Disclosure of Results of Operations and Financial Condition” pursuant to SEC release number 33-8216.

                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER-STANDARD ELECTRONICS, INC.

By: /s/ Steven M. Billick Steven M. Billick Executive Vice President and Chief Financial Officer

         Date: May 16, 2003

Exhibit Index

Exhibit No.	Description	Page

99.1	Press Release issued by Pioneer-Standard Electronics, Inc., dated May 13, 2003, announcing the Company’s fourth quarter and Fiscal 2003 results.	4

99.2	Consolidated Statements of Operations for the Three Years Ended March 31, 2003, 2002 and 2001.	10

99.3	Quarterly Consolidated Statements of Operations for the Three Months Ended June 30, 2002 and 2001.	11

99.4	Quarterly Consolidated Statements of Operations for the Three and Six Months Ended September 30, 2002 and 2001.	12

99.5	Quarterly Consolidated Statements of Operations for the Three and Nine Months Ended December 31, 2002 and 2001.	13

99.6	Quarterly Consolidated Statements of Operations for the Three Months and Year Ended March 31, 2003 and 2002.	14

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